Exhibit 10.7
FIRST AMENDMENT
TO THE
NISOURCE INC. EXECUTIVE SEVERANCE POLICY
          WHEREAS, NiSource Inc. (the “Company”) maintains the NiSource Inc. Executive Severance Policy as amended and restated effective January 1, 2005 (the “Policy”); and
          WHEREAS, The Company has reserved the right to amend the Policy and now deems it appropriate to do so.
          NOW, THEREFORE, the Policy is hereby amended to extend its term to January 31, 2006.
          IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, by its officer duly authorized, this 2nd day of December, 2005.

NISOURCE INC.
By:	/s/ Michael W. O’Donnell
Michael W. O’Donnell